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Exhibit 10.46

GUARANTY

    THIS GUARANTY (this "Guaranty") is made as of this 31st day of October, 2001 by FLORIDA GAMING CORPORATION, a Delaware corporation (the "Guarantor"), in favor of CIB BANK (the "Lender").

R E C I T A L S

    A.  Pursuant to that certain Loan Agreement (the "Loan Agreement") by and between Florida Gaming Centers, Inc. and City National Bank of Florida, as Trustee under Trust Agreement dated January 3, 1979 and known as Trust No. 5003471 (collectively, the "Borrower"), and Lender dated concurrently herewith (the "Loan Agreement"), Lender has agreed to make and Borrower has accepted a loan in the original principal amount of Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000) (the "Loan"), which Loan is evidenced by a certain Note dated concurrently herewith and executed by Borrower in favor of Lender (the "Note"), and is secured by, among other things, certain Mortgages (collectively, the "Mortgages") dated concurrently herewith and encumbering the property legally described on Exhibit A attached hereto (the "Property").

    B.  The Guarantor is financially interested in the Property, through ownership and control in Borrower, and as a material inducement to Lender to agree to enter into the Loan Agreement and make the Loan, the Guarantor has agreed to enter into this Guaranty on the terms and conditions hereinafter set forth.

    C.  It will be of substantial economic benefit to the Guarantor for the Borrower to issue the Note and borrow the principal evidenced thereby, the Guarantor expecting to receive, directly or indirectly, substantial economic benefit therefrom and from Borrower's ownership and operation of the Property, and any and all loans or other financial accommodations made to Borrower by Lender are made with Lender's full reliance on this Guaranty.

AGREEMENTS

    NOW, THEREFORE, in consideration of the foregoing, Guarantor agrees as follows:

    1.  Definitions.

    (a) "Borrower's Liabilities": all obligations and liabilities of Borrower to Lender, including, without limitation, all debts, claims and indebtedness whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under the Loan Documents or by oral agreement or operation of law or otherwise, and all terms, conditions, agreements, representations, warranties, undertakings, covenants, guaranties and provisions to be performed, observed or discharged by Borrower under the Loan Documents.

    (b) "Guarantor's Liabilities": all of Guarantor's obligations and liabilities to Lender under this Guaranty.

    (c) "Loan Documents": the Loan Agreement, the Note, the Mortgages, and all agreements, instruments and documents, including, without limitation, promissory notes, loan and security agreements, guaranties, letters of credit, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and

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delivered to Lender and any and all substitutions, replacements, renewals and/or amendments to and of the aforementioned agreements, instruments and documents.

    2.  Guaranty.

    Guarantor unconditionally and absolutely guarantees to Lender the prompt performance and payment of all of Borrower's Liabilities when such performance or payment is due or declared due by Lender.

    In addition to the payment and performance of Borrower's Liabilities specified in the preceding sentence, Guarantor shall additionally be liable for (a) all interest accruing on Borrower's Liabilities outstanding from time to time and (b) all of the costs and expenses incurred by Lender as identified in Section 9 of this Guaranty. The liability under this Guaranty of each of the individuals and entities executing this Guaranty shall be joint and several. Lender may elect to enforce this Guaranty against all of the undersigned or any one or more of the undersigned in its sole discretion. Guarantor agrees that Guarantor is directly and primarily liable, jointly and severally with Borrower, for Borrower's Liabilities.

    Prior to enforcing its rights under this Guaranty, Lender is not required to (a) prosecute collection or seek to enforce or resort to any remedies against Borrower or any other party liable to Lender on account of Borrower's Liabilities or any guaranty thereof; or (b) seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Lender by Borrower or any other party to secure the repayment of Borrower's Liabilities.

    Guarantor's Liabilities shall in no way be impaired, affected, reduced or released by reason of (a) Lender's failure or delay to do or take any of the actions or things described in this Guaranty; (b) the invalidity or unenforceability of Borrower's Liabilities or the Loan Documents; (c) any loss of or change in priority or reduction in or loss of value of any security interest, lien or encumbrances securing the repayment of Borrower's Liabilities or (d) any discharge or release of Borrower from Borrower's Liabilities.

    3.  Representations and Warranties.

    Guarantor represents and warrants to Lender that:

      (a) The recitals in this Guaranty are true and correct;

      (b) Guarantor has the right, power and capacity to enter into, execute, deliver and perform this Guaranty;

      (c) This Guaranty, when duly executed and delivered, will constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy laws or other laws affecting creditor's rights generally or the equity powers of the courts;

      (d) The execution, delivery and/or performance by Guarantor of this Guaranty shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in any agreement or document to which Guarantor is now or hereafter a party or by which it is or may become bound;

      (e) Guarantor is now, and at all times hereafter shall be, solvent and generally able to pay its debts as such debts become due, and Guarantor now owns and shall at all times hereafter own property which, at a fair valuation, exceeds the sum of Guarantor's debts;

      (f)  Guarantor does not intend to incur or have reason to believe that Guarantor will incur debts beyond Guarantor's ability to pay as such debts mature;

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      (g) There are no actions or proceedings which are pending or threatened against Guarantor which might result in any material and adverse change in Guarantor's financial condition or materially affect Guarantor's ability to perform Guarantor's Liabilities;

      (h) Guarantor has reviewed independently the Loan Documents, and Guarantor has made an independent determination as to the validity and enforceability thereof upon the advice of Guarantor's own counsel, and in executing and delivering the Guaranty to Lender, Guarantor is not in any manner relying upon Lender as to the validity and/or enforceability of any security interests of any kind or nature by Borrower to Lender;

      (i)  Upon written request from Lender, Guarantor agrees to furnish to Lender all pertinent facts relating to the ability of Borrower to pay and perform Borrower's Liabilities and all pertinent facts relating to Guarantor's ability to pay and perform Guarantor's Liabilities. Guarantor agrees to keep informed with respect to all such facts. Guarantor acknowledges and agrees that (i) Lender has relied and will continue to rely upon the facts and information to be furnished to it by Guarantor and (ii) in executing this Guaranty and at all times hereafter Guarantor has relied and will continue to rely upon Guarantor's own investigation and upon sources other than Lender for all information and facts relating to the ability of Borrower to pay and perform Borrower's Liabilities, and Guarantor has not and will not hereafter rely upon Lender for any such information or facts; and

      (j)  Guarantor agrees to furnish to Lender all financial statements and other information required to be furnished by Guarantor under the Loan Agreement at the times and in the manner provided in the Loan Agreement.

    4.  Waivers.

      (a) Guarantor waives any and all right to assert against Lender any claims or defenses based upon any failure of Lender to furnish to Guarantor any information or facts relating to the ability of Borrower to pay and perform Borrower's Liabilities.

      (b) To the extent permitted by law, Guarantor waives all other defenses, counterclaims and offsets of any kind or nature in connection with the validity and/or enforceability of this Guaranty, including, without limitation, (i) those arising directly or indirectly from the perfection, sufficiency, validity and/or enforceability of any security interest granted by Borrower to Lender or acquired by Lender from Borrower and (ii) those based upon the failure or adequacy of consideration.

      (c) Guarantor waives any and all right to assert against Lender any claim or defense based upon any election of remedies by Lender, which, in any manner impairs, affects, reduces, releases or extinguishes Guarantor's subrogation rights or Guarantor's right to proceed against Borrower for reimbursement, or any other rights of Guarantor against Borrower, or against any other person or security, including, without limitation, any defense based upon an election of remedies by Lender under any provision or law or regulation of any state, governmental entity or country.

      (d) Guarantor waives any right to assert against Lender as a defense, counterclaim, setoff or crossclaim to the payment or performance of Guarantor's Liabilities, any defense, either legal or equitable, setoff, counterclaim or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender in any way or manner.

      (e) Guarantor hereby waives notice of the following events or occurrences and agrees that Lender may do any or all of the following in such manner, upon such terms and at such times as Lender in its sole and absolute discretion deems advisable without in any way impairing, affecting, reducing or releasing Guarantor from Guarantor's Liabilities:

         (i) Lender's acceptance of this Guaranty;

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        (ii) presentment, demand, notices of default, nonpayment, partial payment and protest, and all other notices or formalities to which Guarantor may be entitled;

        (iii) Borrower's heretofore, now or from time to time hereafter granting to Lender security interests, liens or encumbrances in any of Borrower's assets;

        (iv) Lender's heretofore, now or from time to time hereafter doing any of the following:

          (A) loaning monies or extending credit to or for the benefit of Borrower, whether pursuant to the Loan Documents or any amendments, modifications, additions or substitutions thereto;

          (B) substituting for, releasing, waiving or modifying any security interests, liens or encumbrances in any of Borrower's assets;

          (C) obtaining, releasing, waiving or modifying any other party's guaranty of Borrower's Liabilities or any security interest, lien or encumbrance in any other party's assets given to Lender to secure such party's guaranty of Borrower's Liabilities;

          (D) obtaining, amending, substituting for, releasing, waiving or modifying any of the Loan Documents;

          (E) granting to Borrower and any other party liable to Lender on account of Borrower's Liabilities any indulgences or extensions of time of payment of Borrower's Liabilities; and

          (F) accepting from Borrower or any other party any partial payment or payments on account of Borrower's Liabilities or any collateral securing the payment thereof or settling, subordinating, compromising, discharging or releasing the same.

    5.  Covenants and Agreements.

    Guarantor covenants and agrees with Lender that:

      (a) all security interests, liens and encumbrances heretofore, now and at any time hereafter granted by Guarantor to Lender shall secure Guarantor's Liabilities;

      (b) all indebtedness, liability or liabilities now and at any time hereafter owing by Borrower to Guarantor are hereby subordinated to Borrower's Liabilities;

      (c) all security interests, liens and encumbrances which Guarantor now has and from time to time hereafter may have upon any of Borrower's assets are hereby subordinated to all security interests, liens and encumbrances which Lender now has and from time to time hereafter may have thereon; and

      (d) all indebtedness, liability or liabilities now and at any time or times hereafter owing to Guarantor by any party liable to Lender by reason of any security interests, liens or encumbrances granted by Borrower to Lender are hereby subordinated to all indebtedness, liability or liabilities owed by such party to Lender.

    6.  Security.

    To secure the prompt payment to Lender of the Guarantor's Liabilities and the prompt, full and faithful performance of Guarantor's Liabilities, Guarantor grants to Lender a security interest in and lien upon all of Guarantor's now existing and/or owned and hereafter arising and/or acquired money, reserves, deposits, deposit accounts and interest or dividends thereon, cash, cash equivalents and other property now or at any time or times in possession or under the control of Lender or its bailee for any purpose (individually and collectively, the "Collateral").

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    Guarantor shall execute and/or deliver to Lender, at any time and from time to time hereafter at the request of Lender, all agreements, instruments, documents and other written materials that Lender reasonably may request, in a form and substance acceptable to Lender, to perfect and maintain perfected Lender's security interest in the Collateral or any other property pledged by Guarantor to secure Guarantor's Liabilities. Lender shall have no obligation to protect, secure or insure any of the foregoing security interests, liens or encumbrances or the properties or interests in properties subject thereto.

    Guarantor warrants and represents to and covenants with Lender that (a) Guarantor has good, indefeasible and merchantable title to the Collateral; (b) Lender's security interest in and lien upon the Collateral is now, and at all times hereafter shall be, valid, perfected and have a first priority; and (c) Guarantor shall not grant a security interest in, or permit a lien, claim or encumbrance upon, any of the Collateral in favor of any third party.

    7.  Default.

    The occurrence of any of the following events shall, at the election of Lender, be deemed a default by Guarantor (an "Event of Default") under this Guaranty:

      (a) Guarantor fails to pay any of Guarantor's Liabilities when due and payable or properly declared due and payable and such payment is not made within five (5) days of the original due date;

      (b) Guarantor fails or neglects to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Guaranty, which is required to be performed, kept or observed by Guarantor and Guarantor shall fail to remedy such within thirty (30) days of being served with written notice from Lender, during which time Guarantor shall be diligently pursuing a cure;

      (c) the Collateral or any other of Guarantor's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or become subject to any lien, or come within the possession of any receiver, conservator, trustee, custodian or assignee for the benefit of creditors;

      (d) Guarantor becomes insolvent or generally fails to pay, or admits its inability to pay, debts as they become due;

      (e) a petition under Title 11 of the United States Code or any similar law or regulation shall be filed by Guarantor or Guarantor makes an assignment for the benefit of its creditors or any case or proceeding is filed by Guarantor for its dissolution or liquidation;

      (f)  a petition under Title 11 of the United States Code or any similar law or regulation is filed against Guarantor or a case or proceeding is filed against Guarantor for its dissolution or liquidation and such proceeding shall not be dismissed within thirty (30) days of its filing, during which time Guarantor shall diligently contest such action or proceeding;

      (g) Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such injunction or restraint shall not be voided, removed or dismissed within thirty (30) days of the court's order, during which time Guarantor shall diligently contest such action or proceeding;

      (h) a notice of lien, levy or assessment is filed of record or given to Guarantor with respect to all or any of Guarantor's assets by any federal, state or local government agency;

      (i)  Guarantor is in default in the payment or performance of any material obligation, indebtedness or other liability to any third party and such default is not cured within any cure period specified in any agreement or instrument governing the same;

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      (j)  any material statement, report or certificate made or delivered to Lender by Guarantor is not true and correct;

      (k) the occurrence of any material adverse change in Guarantor's financial condition and the failure of Guarantor to remedy such within ten (10) days of being served with written notice from Lender;

      (l)  the occurrence of a default under any other agreement, instrument and/or document executed and delivered by Guarantor to Lender which is not cured by Guarantor within any applicable cure period set forth in any such agreement, instrument and/or document;

      (m) the death of the Guarantor or the attempt by Guarantor to cancel, revoke or disclaim this Guaranty; or

      (n) the reasonable insecurity of Lender and the failure by Guarantor to remedy such insecurity within ten (10) days of being served with written notice thereof by Lender.

    8.  Remedies.

    Upon the occurrence of an Event of Default, without notice thereof to Guarantor, Guarantor's Liabilities shall be due and payable and enforceable against Guarantor, forthwith, at Lender's principal place of business, whether or not Borrower's Liabilities are then due and payable, and Lender may, in its sole and absolute discretion, immediately, without notice thereof to Guarantor, reduce to cash or the like any of Guarantor's assets of any kind or nature in the possession, control or custody of Lender, and, without notice to Guarantor, apply the same in reduction or payment of Guarantor's Liabilities. In addition, upon the occurrence of a default or an Event of Default, Lender may also, upon written notice thereof to Guarantor, exercise any one or more of the following remedies which, together with the remedy in the foregoing sentence, are cumulative and non-exclusive:

      (a) proceed to suit against Guarantor if Guarantor's Liabilities are not immediately paid by Guarantor to Lender at Lender's principal place of business. At Lender's election, one or more successive or concurrent suits may be brought hereunder by Lender against Guarantor, whether or not suit has been commenced against Borrower, and in any such suit Borrower may, but need not, be joined as a party with Guarantor; and/or

      (b) exercise any one or more of the rights and remedies accruing to Lender under the Loan Documents, the Uniform Commercial Code of the relevant jurisdiction and any other law applicable upon a default by a debtor.

    Guarantor recognizes that in the event Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damage.

    9.  Costs, Fees and Expenses.

    If at any time or times hereafter Lender employs counsel for advice or other representation with respect to this Guaranty or to represent Lender in any litigation, contest, dispute, suit or proceeding relating to this Guaranty or Lender's rights thereunder, the costs, fees and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of Guarantor's Liabilities, payable by Guarantor to Lender, on demand. Without limiting the generality of the foregoing, such costs, fees and expenses shall include (i) reasonable attorneys' fees, costs and expenses; (ii) court costs and expenses; (iii) court reporter fees, costs and expenses; (iv) long distance telephone and facsimile charges and (v) expenses for travel, lodging and food. Guarantor's liability for all expenses and fees under this Section 9 shall also extend to the collection of any judgment which shall result from Lender's enforcement of its rights and remedies hereunder. The obligation of Guarantor set forth in this

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Guaranty shall be continuing and shall not be merged into any judgment entered based upon this Guaranty.

    10.  Miscellaneous.

      (a) All payments received by Lender from any source on account of Borrower's Liabilities shall be applied by Lender in its sole discretion and this Guaranty shall apply to and secure any ultimate balance which may be owed to Lender on account of Borrower's Liabilities after Lender's application. Lender's determination as to how to apply monies so received shall be conclusive upon the undersigned.

      (b) If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances will not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty shall be binding upon Guarantor and inure to the benefit of Guarantor and Lender and their respective heirs, personal representatives, successors and assigns.

      (c) Notices and other communications provided for in this Guaranty shall be in writing and shall be delivered personally, sent via facsimile, mailed, by certified or registered mail, postage prepaid or delivered by overnight courier addressed:

      If to the Lender:

      CIB Bank
      20527 South LaGrange Road
      Frankfort, IL 60423 - 1345
      Attention:  Joseph J. Pratl
      Facsimile:  (815) 464-4906

      If to Guarantor:

      Florida Gaming Corp.
      3500 N.W. 37th Ave.
      Miami, FL 33142
      Attention:  W. Bennett Collett
      Facsimile:  (770) 554-0777

  All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of personal delivery, mailing or facsimile transmission and on the date one business day after delivery to an overnight courier, in each case addressed to such party as provided in this paragraph or in accordance with the latest unrevoked direction from such party.

      (d) This Guaranty shall continue in full force and effect until Borrower's Liabilities are fully paid, performed and discharged and Lender gives Guarantor written notice thereof. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of Guarantor's Liabilities is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Guarantor or otherwise, all as though such payment had not been made.

      (e) This Guaranty is submitted to Lender at Lender's principal place of business and shall be deemed to have been made at such address. This Guaranty shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the laws, statutes and decisions of the State of Illinois. No modification, waiver, estoppel, amendment, discharge or change of this Guaranty or any related instrument shall be valid unless the same is in

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  writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought.

      (f)  To the extent that Lender receives any payment on account of Borrower's Liabilities, or any proceeds of Collateral are applied on account of Borrower's Liabilities, and any such payment and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment and/or proceeds had not been received by Lender and applied on account of Borrower's Liabilities. Guarantor agrees that Guarantor's Liabilities hereunder shall be revived to the extent of such revival of Borrower's Liabilities.

      (g) Until expressly released in writing by Lender, this Guaranty shall be in addition to any other guarantees which Guarantor has previously given to Lender or which Guarantor may, from time to time, hereafter give to Lender relating to Borrower's Liabilities.

      (h) Guarantor warrants and represents to Lender that Guarantor has read this Guaranty and understands the contents hereof and that this Guaranty is enforceable against Guarantor in accordance with its terms.

      (i)  GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS GUARANTY MAY BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. GUARANTOR CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. GUARANTOR HEREBY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR IN ACCORDANCE WITH THIS PARAGRAPH.

      (j)  GUARANTOR AND LENDER IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS GUARANTY OR ANY SUCH AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

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    IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.

GUARANTOR:
ATTEST:		FLORIDA GAMING CORPORATION
By:	/s/ WILLIAM B. COLLETT, JR.	By:	/s/ W. B. COLLETT
Name:	/s/ WILLIAM B. COLLETT, JR.	Name:	/s/ W. BENNETT COLLETT
Title:	Secretary	Title:	Chairman and CEO

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EXHIBIT A

LEGAL DESCRIPTION

    Tract "A" FRONTON HEIGHTS ADDITION, according to the Plat thereof, recorded in Plat Book 90, Page 20, of the public records of Miami-Dade County, Florida.

    PARCEL 5:

    LEGAL DESCRIPTION: The South 1/2 of the SW 1/4 of the NW 1/4 of Section 13. Township 35 South, Range 39 East, St. Lucie County, Florida; EXCEPTING therefrom the right of way for Kings Highway and ALSO EXCEPTING therefrom the following described property, to-wit: From the SW corner of said South 1/2 of the SW 1/4 of the NW 1/4 running East 25 feet to the East right of way of Kings Highway for the Point of Beginning; thence continue East 333.4 feet; thence North 243.0 feet; thence West 333.4 feet to the East right of way of Kings Highway; thence South along the said East right of way 243 feet to the Point of Beginning, as delineated on a survey dated March 24, 1972, prepared by A.G. Weatherington and Associates, Inc., Florida Certificate No. 1859.

    The North 1/2 of the NW 1/4 of the SW 1/4 Less the South 150 feet of the North 300 feet of the East 247 feet, more or less, of the West 272 feet, more or less, and LESS the West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet and LESS the East 264 feet of the West 536.4 feet of the North 334.41 feet; ALSO LESS AND EXCEPTING the right of way for Kings Highway (State Road 607), all lying and being in Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida, as delineated on a survey dated March 24, 1972, prepared by A.G. WEATHERINGTON and Associates, Inc., Florida Certificate No. 1859.

    The West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet of the North 1/2 of the NW 1/4 of the SW 1/4 of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida.

    PARCEL 1:

    The South one-half of the Northwest one-quarter of the Northwest one-quarter of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida; less and except canal right-of-way.

    PARCEL 2:

    The North one-half of the Southwest one-quarter of the Northwest one-quarter of Section 13, Township 35 South, Range 39 East, less rights-of-way for roads and drainage canals.

    PARCEL 3:

    PARCEL A: From the NE corner of NW 1/4 of Section 13, Township 35 South, Range 39 East, run Wly along North line of said Section, 40 feet to West R/W Copenhaver Road; thence Sly along said West R/W, 685 feet to the POINT OF BEGINNING; thence continue Sly along West R/W, 264 feet; thence Wly, 292.46 feet; thence Sly parallel with Copenhaver Road, 132 feet; thence Ely, 25 feet; thence Sly parallel with Copenhaver Road, 132 feet; thence Ely 25 feet; thence Sly parallel with Copenhaver Road, 132 feet; thence Ely, 242.38 feet to West R/W of Copenhaver Road; thence Sly along said West R/W 60 feet; thence Wly 282 feet; thence Sly parallel with Copenhaver Road, 194 feet; thence Ely 282 feet to West R/W Copenhaver Road; thence Sly along said West R/W, 41.8 feet. M/L to a point that is 1042 feet North of, and 40 feet Wly of, SE corner of aforesaid NW 1/4; thence Wly 399 feet; thence Sly parallel with Copenhaver Road, 888 feet; thence Ely 272.93 feet; thence Sly parallel with Copenhaver Road, 154 feet to the South line of aforesaid NW 1/4; thence Wly along South line of aforesaid NW 1/4; 1159.29 feet; to the SW corner of SE 1/4 of aforesaid NW 1/4; thence Nly along West line of said SE 1/4 of NW 1/4, 1339.76 plus or minus feet. M/L to NW corner of said SE 1/4 of NW 1/4; thence Ely along North line of said SE 1/4 of NW 1/4; 662.91 feet. M/K to SE corner of SW 1/4 of NE 1/4 of NW 1/4; thence Nly along East line of said SW 1/4 654.95 plus or minus feet. M/L to a point that is

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685 feet South of North line of Section; thence Ely 662.83 plus or minus feet. M/L to West R/W Copenhaver Road and the POINT OF BEGINNING.

    PARCEL B: Beginning at the SW corner of the NE 1/4 of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida; thence North 746 feet for Point of Beginning; thence West 439 feet; thence North 296 feet; thence East 439 feet; thence South to Point of Beginning. LESS AND EXCEPTING right-of-way of Copenhaver Road.

    PARCEL 4:

    The East 1288.06 feet of the West 1313.06 feet of the South One-Half (1/2) of the Northwest One-Quarter (1/4) of the Southwest One-Quarter (1/4) of Section 13, Township 35 South, Range 39 East, recorded in the Public Records of St. Lucie County, Florida, LESS and EXCEPTING therefrom the South 40.00 feet for Graham Road right-of-way.

    PARCEL 6:

    Starting at the Southwest corner of the Northwest 1/4 of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida, run East to the East right-of-way of Kings Highway; thence run North along said East right-of-way, a distance of 143 feet to the Point of Beginning; thence continue along said East right of way, a distance of 100 feet; thence run East, a Distance of 333.4 feet; thence run South, a distance of 100 feet; thence run West, a distance of 333.4 feet to the Point of Beginning.

    PARCEL 7:

    From the Southwest corner of the Northwest 1/4 of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida, run East along the East-West one-quarter section line to the East right-of-way of Kings Highway for Point of Beginning; thence continue East along said one-quarter section line a distance of 333.4 feet; thence run North, parallel with the West line of said Section a distance of 143 feet; thence run West, a distance of 333.4 feet to a point on the East right-of-way line of said Kings Highway which is 143 feet North of the Point of Beginning; thence run South to the Point of Beginning.

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GUARANTY
EXHIBIT A
LEGAL DESCRIPTION